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                                                                   EXHIBIT 10.24

                                FIRST AMENDMENT
                                     TO THE
                                 SELFCARE, INC.
             AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN

    Upon the recommendation of the Board of Directors of Selfcare, Inc. (the "Company"), the shareholders of the Company, by the affirmative vote of a majority of the shareholders entitled to vote thereon and present in person or by proxy at the Company's Annual Meeting of Shareholders held May 20, 1999, did amend the Selfcare, Inc. Amended and Restated 1996 Stock Option and Grant Plan (the "Plan") such that, effective as of such date, the first sentence of Paragraph (a) of SECTION 3 of the Plan, entitled "STOCK ISSUABLE UNDER THE PLAN
MERGERS: SUBSTITUTION," shall be and read as follows:

        "The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,250,000 shares."

    The terms and conditions of the Plan are otherwise unchanged.

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                                                                    /s/ KENNETH D. LEGG
                                                      ------------------------------------------------
                                                                 Kenneth D. Legg, Secretary
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Dated: May 20, 1999